Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Frank P. Russomanno, John L. Sullivan and Paul R. Zeller, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the 2008 Annual Report on Form 10-K of Imation Corp., and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

Name	Title	Date

/s/ SCOTT J. ROBINSON	Corporate Controller and	January 28, 2009
Scott J. Robinson	Chief Accounting Officer (Principal Accounting Officer)

/s/ MICHAEL S. FIELDS Michael S. Fields	Director	January 28, 2009

/s/ CHARLES A. HAGGERTY	Director	January 28, 2009
Charles A. Haggerty

/s/ LINDA W. HART	Director	January 28, 2009
Linda W. Hart

/s/ RONALD T. LEMAY	Director	January 28, 2009
Ronald T. LeMay

/s/ RAYMOND LEUNG Raymond Leung	Director	January 28, 2009

/s/ L. WHITE MATTHEWS, III	Director	January 28, 2009
L. White Matthews, III

/s/ CHARLES REICH	Director	January 28, 2009
Charles Reich

/s/ GLEN A. TAYLOR	Director	January 28, 2009
Glen A. Taylor

/s/ DARYL J. WHITE	Director	January 28, 2009
Daryl J. White

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